Exhibit 4.11

When Recorded Return To: Haynes and Boone, LLP 112 East Pecan Street, Suite 900 San Antonio, Texas 78205 Attention: Steven A. Waters	TO BE FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS

Recorder’s Use

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

by

ONCOR ELECTRIC DELIVERY COMPANY LLC,

as Grantor

to and for the benefit of

THE BANK OF NEW YORK,

as Collateral Agent

Dated as of May 15, 2008

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

TABLE OF CONTENTS

1.	DEFINITIONS		7

2.	GRANT		20

3.	WARRANTIES, REPRESENTATIONS AND COVENANTS		21
	3.1	Title to Mortgaged Property and Lien of this Instrument	21
	3.2	Preservation of Lien	21
	3.3	Maintenance of Properties	21
	3.4	Payment of Taxes; Discharge of Liens	22
	3.5	Insurance	22
	3.6	Transfer Restrictions	25
	3.7	Further Assurances	25

4.	LIMITATION ON AMOUNT OBLIGATED		25

5.	EXTENSION, RELEASE, ETC		25

6.	NOTICES		26

7.	MODIFICATIONS		27
	7.1	Amendments Without Consent of Holders of Obligations	27
	7.2	Amendments With Consent of Holders of Obligations	28
	7.3	Limitation on Certain Amendments	29

i

8.	PARTIAL INVALIDITY		29

9.	REMEDIES NOT EXCLUSIVE		29

10.	SUCCESSORS AND ASSIGNS		30

11.	NO WAIVERS, ETC.		30

12.	GOVERNING LAW, ETC.		30

13.	DUTY OF COLLATERAL AGENT; AUTHORITY OF COLLATERAL AGENT		31

14.	RIGHTS OF COLLATERAL AGENT		32

15.	LACK OF RELIANCE BY COLLATERAL AGENT		35

16.	INDEMNIFICATION OF COLLATERAL AGENT		36

17.	RESIGNATION OR REMOVAL OF COLLATERAL AGENT		36

18.	APPOINTMENT OF CO-COLLATERAL AGENT		37

19.	ENFORCEMENT EXPENSES; INDEMNIFICATION		38

20.	RELEASE RIGHTS		39
	20.1	Dispositions without Release	39
	20.2	Release of Funded Mortgaged Property	39
	20.3	Release of Mortgaged Property Not Constituting Funded Property	43
	20.4	Release of Minor Properties	44
	20.5	Release of Property Taken by Eminent Domain, etc	45
	20.6	Disclaimer or Quitclaim	45
	20.7	Other Releases	45
	20.8	Full Release	45
	20.9	Miscellaneous	46

21.	WITHDRAWAL OR OTHER APPLICATION OF FUNDED CASH; PURCHASE MONEY OBLIGATIONS		47

22.	SECURING ADDITIONAL OBLIGATIONS		50
	22.1	General	50
	22.2	Securing Additional Obligations on the Basis of Property Additions.	50
	22.3	Securing Additional Obligations on the Basis of Available Bond Credits.	52
	22.4	Securing Additional Obligations on the Basis of Deposit of Cash.	52

23.	REMEDIES	53

24.	RECEIVER AND OTHER REMEDIES	58

25.	COMPLIANCE CERTIFICATES AND OPINIONS	58

26.	FORM OF DOCUMENTS DELIVERED TO COLLATERAL AGENT	59

27.	INDEMNIFICATION OF COLLATERAL AGENT	60

28.	ACCEPTANCE BY COLLATERAL AGENT	60

29.	AGREEMENT FOR BENEFIT OF PARTIES HERETO	61

30.	FINAL AGREEMENT OF THE PARTIES	61

Exhibit A: Legal Description

INDEX OF DEFINED TERMS

Additional Obligations	2
Administrative Agent	1
Affiliate	2
appraiser	6
Authorized Officer	2
Authorized Purposes	2
Available Bond Credits	2
Board of Directors	3
Capitalized Lease Liabilities	3
Collateral Agent	1, 31
Corporate Trust Office	3
Cost	3
Credit Agreement	1
Credit Agreement Event of Default	4
Credit Agreement Obligations	4
Credit Agreement Secured Parties	4
Credit Documents	4
Debt	4
Deed of Trust	1
Deed of Trust Obligations	5
DOT Trustee	5
Enforcement Action	5
engineer	6
Event of Default	5
Excepted Property	5
Execution Date	1
Expert	6
Expert’s Certificate	6
Fair Value	7
First Indenture	1
Fraudulent Transfer Laws	20
Funded Cash	7
Funded Property	7
Government Obligations	8
Governmental Authority	8
Grantor	1
Grantor Order	8
Indenture Notes	2
Indenture Notes Event of Default	9
Indenture Notes Obligations	9
Indenture Notes Secured Parties	9
Indenture Trustees	9
Indentures	1, 9
Independent	9

Investment Securities	9
Lender	1
Lenders	1
Lien	10
Material Adverse Effect	10
Minimum Sale Price	49
Mortgaged Property	10
Obligations	11
Officer’s Certificate	11
Opinion of Counsel	11
Outstanding	11
Permitted Liens	12
Person	12
Property Additions	12
PUC	48
Purchase Money Lien	13
Qualified Bidder	49
Required Secured Parties	14
Responsible Officer	14
Second Indenture	1
Secured Parties	14
Secured Party Certificate	14
Secured Party Officer	15
Secured Party Representative	15
Trust Indenture Act	23
UCC	15
United States	15

v

DEED OF TRUST,

SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) executed to be effective as of May 15, 2008 (the “Execution Date”), by ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company (formerly TXU Electric Delivery Company, formerly Oncor Electric Delivery Company) (“Grantor”), having an organizational identification number of 4435668 and an office at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer, to and for the benefit of THE BANK OF NEW YORK, a New York banking corporation, as Collateral Agent and Trustee under this Deed of Trust (“Collateral Agent” and “DOT Trustee”), whose address is The Bank of New York, c/o Corporate Trust Administration, 101 Barclay Street, Floor 8W, New York, New York 10286.

RECITALS:

A. Grantor, the lending institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), Fronting Bank and Swingline Lender, CITIBANK, N.A., as Syndication Agent and Fronting Bank, JPMORGAN SECURITIES INC., CREDIT SUISSE SECURITIES (USA), LLC, CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS CREDIT PARTNERS L.P., LEHMAN BROTHERS, INC. and MORGAN STANLEY SENIOR FUNDING INC., as Joint Lead Arrangers and Bookrunners, and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, GOLDMAN SACHS CREDIT PARTNERS LP., LEHMAN COMMERCIAL PAPER INC. and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents, have entered into that Revolving Credit Agreement dated as of October 10, 2007 (as amended, amended and restated, extended or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have severally agreed to make loans and extend credit to Grantor upon the terms and subject to the conditions set forth therein;

B. Grantor entered into (1) that Indenture and Deed of Trust dated as of May 1, 2002, between Grantor and The Bank of New York, as Trustee (as supplemented, amended, amended and restated or otherwise modified from time to time, the “First Indenture”) under which Grantor has issued (a) $700,000,000 aggregate principal amount 6.375% Fixed Senior Notes due 2012, (b) $500,000,000 aggregate principal amount 7.00% Fixed Senior Notes due 2032, (c) $500,000,000 aggregate principal amount 6.375% Fixed Senior Notes due 2015, and (d) $350,000,000 aggregate principal amount 7.25% Fixed Senior Notes due 2033, and (2) that Indenture (for Unsecured Debt Securities) dated as of August 1, 2002 between Grantor and The Bank of New York, as Trustee (as supplemented, amended, amended and restated or otherwise modified from time to time, the “Second Indenture; the First Indenture and the Second Indenture being herein together called the “Indentures”), under which Grantor has issued $800,000,000 aggregate principal amount 7.0% Fixed Debentures, due 2022 (such Fixed Senior Notes and such Fixed Debentures, as supplemented, amended, amended and restated or otherwise modified from time to time, together with all notes, debentures and other securities that may from time to time be issued under the Indentures, being herein called the “Indenture Notes”); and

C. In satisfaction of conditions in the First Indenture and the Second Indenture for the securing of indebtedness and obligations under the Credit Agreement, and in order to secure the Indenture Notes and to secure the indebtedness and obligations under the Credit Agreement and the Indenture Notes on an equal and ratable basis, Grantor is executing and delivering this Deed of Trust on the following terms and conditions:

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, and to induce the Lenders to enter into and perform in accordance with the Credit Agreement, and to satisfy requirements for the securing of obligations under the Credit Agreement as set forth in the First Indenture and the Second Indenture, Grantor agrees with Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1.	DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Additional Obligations” means any Debt that the Grantor elects to secure from time to time by this Deed of Trust by compliance with the applicable provisions of Section 22 hereof. Additional Obligations may be, but need not be, debt securities issued under one of the Indentures, but excluding any additional amount based on future unaccrued interest.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Officer” means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of Grantor duly authorized pursuant to a resolution of the Board of Directors to act in respect of matters relating to this Deed of Trust.

“Authorized Purposes” means securing Additional Obligations, the release of property and/or the withdrawal of cash under any of the provisions of this Deed of Trust.

“Available Bond Credits” as of Execution Date equals $7,760,464,240. Thereafter, Available Bond Credits shall be (a) increased by the principal amount of Obligations (other than Deed of Trust Obligations) paid, retired or cancelled or for the payment of which money has been deposited with the applicable Secured Party Representative, and (b) decreased by the principal amount of Additional Obligations secured pursuant to Section 22 hereof.

“Board of Directors” means either the board of directors, board of managers or similar governing body of Grantor or any committee thereof duly authorized to act in respect of matters relating to this Deed of Trust.

“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on Grantor’s unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by Grantor, which amount shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which Grantor is engaged.

“Collateral Agent” has the meaning given to it in the preamble and is the same party described as the DOT Trustee, with the power to exercise all rights given herein to the DOT Trustee. When the Collateral Agent is performing the functions of the DOT Trustee under this Deed of Trust, as permitted by Texas law, references to “Collateral Agent” as to those functions are to its status as the DOT Trustee.

“Corporate Trust Office” means the office of the Collateral Agent at which at any particular time its corporate trust or agency business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Collateral Agent may designate from time to time by notice to Grantor and the Secured Party Representatives, or the principal corporate trust office of any successor Collateral Agent (or such other address as such successor Collateral Agent may designate from time to time by notice to Grantor and the Secured Party Representatives).

“Cost” with respect to Property Additions (except as otherwise provided in Section 20.2), shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof, and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of Grantor with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Deed of Trust,

(a) with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by Grantor immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(b) with respect to Property Additions which shall have been acquired (otherwise than by construction) by Grantor without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Deed of Trust provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to Grantor thereof or, if greater, the aggregate amount reflected in Grantor’s books of account with respect thereto upon the acquisition thereof; and

(c) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Expert’s Certificate provided for in Section 22.2(b)(ii) to include property which has been used or operated by Person(s) other than Grantor in a business similar to that in which it has been or is to be used or operated by Grantor, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

“Credit Agreement Event of Default” means any “Event of Default,” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement, but excluding any additional amount based on future unaccrued interest.

“Credit Agreement Secured Parties” means the “Secured Parties,” as defined in the Credit Agreement.

“Credit Documents” has the meaning given to it in the Credit Agreement.

“Debt” with respect to any Person, means (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money, (B) any guaranty by such Person of any such indebtedness of another Person, and (C) any Capitalized Lease Liabilities of Grantor. “Debt” does not include, among other things, (w) indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (x) any trade obligation (including obligations under power or other commodity purchase agreements and any hedges or derivatives associated therewith), or other obligations of such Person in the ordinary course of business, (y) obligations of such Person under any lease agreement that are not Capitalized Lease Liabilities, or (z) any Liens securing indebtedness, neither assumed nor guaranteed by Grantor nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by Grantor for substation, transmission line, transportation line, distribution line or right-of-way purposes.

“Deed of Trust Obligations” means the collective reference to the due and punctual payment of all monetary obligations of Grantor to the Collateral Agent under this Deed of Trust and all monetary obligations of Grantor to Collateral Agent and each Secured Party under Section 19, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) under this Deed of Trust and under any other agreement relating thereto, but excluding the principal of, and the premium, if any, and interest on the indebtedness created or evidenced by the Indenture Notes and the Credit Documents.

“DOT Trustee” has the meaning given to it in the preamble and includes all substitute trustees appointed in conformity with applicable law.

“Enforcement Action” means any action or proceeding by the Collateral Agent, on behalf of one or more of the Secured Parties against Grantor or with respect to all or any part of the Mortgaged Property taken for the purpose of (i) enforcing the rights of any Secured Party under or in respect of the Mortgaged Property or this Deed of Trust, including, without limitation, the initiation of action in any court or before any administrative agency or governmental tribunal to enforce such rights or the prosecution of non-judicial remedies available pursuant to the terms of this Deed of Trust or under applicable law, including directing the Collateral Agent to take any action provided for in this Deed of Trust or by applicable law, and (ii) adjudicating or seeking a judgment on a claim.

“Event of Default” means any Credit Agreement Event of Default or any Indenture Notes Event of Default, or any event of default (however named), determined after all applicable notices have been given and all applicable grace periods have expired, with respect to Additional Obligations.

“Excepted Property” means (a) all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, security entitlements and investment property, of whatsoever kind and nature in which Grantor holds an interest; (b) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from this Deed of Trust under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, transition property, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software; (c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein is not governed by the UCC as in effect in the jurisdiction in which such property is located; (d) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; (e) all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures that are part of the Mortgaged Property; (f) all coal, lignite, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by Grantor; (g) all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas; (h) all property which is the subject of a lease agreement designating Grantor as lessee and all right, title and interest of Grantor in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security; (i) all property, real, personal and mixed, which subsequent to the Execution Date, has been released from this Deed of Trust, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof; (j) all property located outside of the State of Texas; (k) any and all property and plants used by Grantor in the generation of electricity; and (l) all property not acquired or constructed by Grantor for use in its electric transmission and distribution business.

“Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to Collateral Agent, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

“Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 20.8 or 22.2, may be an employee or Affiliate of Grantor) and delivered to Collateral Agent. The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon Grantor, Collateral Agent and the holders of Outstanding Obligations.

“Fair Value” with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Deed of Trust (except as otherwise provided in Section 20.2) and (y) the Fair Value to Grantor of Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by Grantor or otherwise available to the Expert certifying the same.

“Funded Cash” means

(a) cash, held by Collateral Agent hereunder deposited in connection with the release of Funded Property pursuant to Section 20, or the payment of the principal of, or the proceeds of the release of, obligations secured by Purchase Money Lien and delivered to Collateral Agent pursuant to Section 20, subject, however to Section 21, and

(b) any cash deposited with Collateral Agent as the basis for securing Additional Obligations under Section 22.4.

“Funded Property” means:

(a) all Property Additions to the extent that the same shall have been made the basis of the release of other Funded Property from the Lien of this Deed of Trust pursuant to Section 20.2;

(b) all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to the definition of Property Additions;

(c) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by Collateral Agent pursuant to Sections 21 or 22.4;

(d) all Property Additions to the extent that the same shall have been made the basis of the securing of Additional Obligations pursuant to Section 22.2; and

(e) all Mortgaged Property acquired by Grantor on or before December 31, 2007.

In the event that in any certificate filed with Collateral Agent in connection with any of the Property Additions referred to in clauses (a), (c) and (d) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall, for the purpose of the definition of Property Additions herein, be deemed retired Funded Property, and for other purposes of this Deed of Trust shall thereupon cease to be Funded Property, but as in this Deed of Trust provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of Grantor, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

Grantor may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in Grantor’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in Grantor’s books of account, constitute Funded Property or Funded Property retired.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any country, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, which may include Collateral Agent) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Grantor Order” means a written order or request signed in the name of Grantor by an Authorized Officer and delivered to Collateral Agent.

“Indenture Notes” has the meaning given to it in Recital B.

“Indenture Notes Event of Default” means any “Event of Default,” as defined in either of the Indentures.

“Indenture Notes Obligations” means the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and accrued interest at the applicable rate provided in the Indentures and the Indenture Notes (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of Grantor to any of the Indenture Notes Secured Parties under the Indentures and the Indenture Notes, but excluding any additional amount based on future unaccrued interest.

“Indenture Notes Secured Parties” means the holders of the Indenture Notes and the Indenture Trustees.

“Indenture Trustees” shall mean the trustees under the Indentures, and their successors and assigns.

“Indentures” has the same meaning assigned to such term in Recital B of this Deed of Trust.

“Independent”, when applied to any Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in Grantor or in any other obligor upon the Obligations or in any Affiliate of Grantor or of such other obligor, and (c) is not connected with Grantor or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions.

“Investment Securities” means any of the following obligations or securities on which neither Grantor, any other obligor on the Obligations nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest-bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include Collateral Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include Collateral Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two

(2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include Collateral Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; and (h) securities issued by any regulated investment company (including any investment company for which Collateral Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect irregularity, exception or limitation in record title.

“Material Adverse Effect” means any circumstances or conditions affecting the business, assets, operations, properties or financial condition of Grantor, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of Grantor to perform its payment obligations under the Credit Agreement, the other Credit Documents, the Indenture Notes and the Indentures and the terms of any Additional Obligations, or (b) the rights and remedies of Collateral Agent under this Deed of Trust.

“Mortgaged Property” means all right, title and interest of Grantor, in and to the following property, real, personal and mixed, wherever located (other than Excepted Property):

(a) Existing Property. All right, title and interest of Grantor, as of the Execution Date, in and to all property, real, personal and mixed, wherever located (other than Excepted Property), including, without limitation, all right, title and interest of Grantor in and to the following property so located (other than Excepted Property):

(1) all real property owned in fee, easements and other interests in real property which are specifically described or referred to in Exhibit A attached hereto and incorporated herein by this reference;

(2) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;

(3) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in items (1) and (2) above;

(4) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in item (2) above; and

(5) all of the foregoing property in the process of construction;

(b) After-Acquired Property. Subject to the applicable exceptions set forth in Section 20.9(d) of this Deed of Trust relating to interests retained by Grantor in property released from this Deed of Trust, in Section 1203 of the First Indenture relating to property owned by a successor company after a merger by Grantor, and in Section 1205 of the First Indenture relating to property owned by Grantor as the result of the merger or consolidation of another entity into Grantor (which exceptions apply hereunder to the interests of each Lender and the holders of the Indenture Notes), all right, title and interest of Grantor in all property, real, personal and mixed, wherever located (other than Excepted Property) which may be hereafter acquired by Grantor, it being the intention of Grantor that all such property acquired by Grantor after the Execution Date shall be as fully embraced within and subjected to this Deed of Trust as if such property were owned by Grantor as of the Execution Date; and

(c) Excepted Property Subjected to this Deed of Trust. Any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to this Deed of Trust, be subjected to this Deed of Trust by Grantor, Collateral Agent being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to this Deed of Trust hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument.

“Obligations” means, collectively, the Credit Agreement Obligations, the Indenture Notes Obligations, the Additional Obligations, if any, and the Deed of Trust Obligations.

“Officer’s Certificate” means a certificate of Grantor signed by an Authorized Officer of Grantor and delivered to Collateral Agent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Grantor, and who shall be acceptable to Collateral Agent.

“Outstanding”, when used with respect to Obligations, means, as of the date of determination, all Obligations secured by this Deed of Trust, except Obligations theretofore paid, canceled or delivered for cancellation or Obligations for the payment of which cash has been deposited with the appropriate Secured Party Representative; provided, however, that in determining whether or not the holders of the requisite principal amount of the Outstanding Obligations have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of holders of Obligations,

Obligations owned by Grantor or any other obligor upon the Obligations or any Affiliate of Grantor or of such other obligor (unless Grantor, such Affiliate or such obligor owns all Outstanding Obligations, or all Outstanding Obligations of each such series, as the case may be, determined without regard to this clause) shall be disregarded and deemed not to be Outstanding, except that, in determining whether Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Obligations which the Responsible Officer of Collateral Agent actually knows to be so owned shall be so disregarded; provided, however, that Obligations so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of Collateral Agent that the pledgee, and not Grantor, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Obligations and that the pledgee is not Grantor or any other obligor upon the Obligations or any Affiliate of Grantor or of such other obligor; and provided, further, that in no event shall any Obligation which shall have been delivered to evidence or secure, in whole or in part, Grantor’s obligations in respect of other indebtedness be deemed to be owned by Grantor if the principal of such Obligation is payable, but only to the extent of such portion of the principal amount of such Obligation as does not exceed the principal amount of such other indebtedness, provided, further, that in the case of any Obligation the principal of which is payable from time to time without presentment or surrender, the principal amount of such Obligation that shall be deemed to be Outstanding at any time for all purposes of this Deed of Trust shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Permitted Liens” means Liens which constitute either “Permitted Liens” in the Indentures or “Permitted Encumbrances” under and as defined in the Credit Agreement, as applicable.

“Person” means any individual, corporation, joint venture, partnership, limited liability company, trust or unincorporated organization, or any Governmental Authority.

“Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by Grantor and is Mortgaged Property. When any Property Additions are certified to Collateral Agent as the basis of any Authorized Purpose (except as otherwise provided in Section 20.2 and Section 21),

(a) there shall be deducted from the Cost or Fair Value to Grantor thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to Grantor at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to the definition of Cost, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of Grantor retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to Grantor of Property Additions theretofore certified to Collateral Agent, and

(b) there may, at the option of Grantor, be added to such Cost or Fair Value, as appropriate, the sum of

(i) the principal amount of any obligations secured by a Purchase Money Lien, not theretofore so added and which Grantor then elects so to add, which shall theretofore have been delivered to Collateral Agent or the trustee or other holder of a Lien prior to the Lien of this Deed of Trust as the basis of the release of Funded Property retired from the Lien of this Deed of Trust or such prior Lien, as the case may be;

(ii) the amount of any cash, not theretofore so added and which Grantor then elects so to add, which shall theretofore have been delivered to Collateral Agent or the trustee or other holder of a Lien prior to the Lien of this Deed of Trust as the basis of the release of Funded Property retired from the Lien of this Deed of Trust or from such prior Lien;

(iii) the principal amount of any Obligation or Obligations, or portion of such principal amount, not theretofore so added and which Grantor then elects so to add, (I) which shall theretofore have been used as the basis of the release of Funded Property retired or (II) the right to the securing of which under the provisions of Section 22.3 shall at any time theretofore have been waived under Section 20.2(d)(iii) as the basis of the release of Funded Property retired;

(iv) the Cost or Fair Value to Grantor (whichever shall be less) of any Property Additions, not theretofore so added and which Grantor then elects so to add, which shall theretofore have been made the basis of the release of Funded Property retired (such Fair Value to be the amount shown in the Expert’s Certificate delivered to Collateral Agent in connection with such release); and

(v) the Cost to Grantor of any Property Additions not theretofore so added and which Grantor then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

provided, however, that the aggregate of the amounts added under clause (b) above shall in no event exceed the amounts deducted under clause (a) above.

“Purchase Money Lien” means, with respect to any property being acquired or disposed of by Grantor or being released from the Lien of this Deed of Trust, a Lien on such property which

(a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable Grantor of such Lien to acquire rights in or the use of such property;

(c) is granted to any other Person in connection with the release of such property from the Lien of this Deed of Trust on the basis of the deposit with Collateral Agent, or the trustee or other holder of a Lien prior to the Lien of this Deed of Trust, of obligations secured by such Lien on such property (as well as any other property subject thereto);

(d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of Grantor of such Lien for one or more other purposes; or

(e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Deed of Trust, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

“Required Secured Parties” means the Indenture Trustees, the Administrative Agent, and the Secured Party Representative(s) for any Additional Obligations.

“Responsible Officer” means, with respect to the Collateral Agent, any officer assigned to the Corporate Finance Unit (or any successor division or unit) of the Collateral Agent located at the Corporate Trust Office of the Collateral Agent, who shall have direct responsibility for the administration of this Deed of Trust.

“Secured Parties” means, collectively, the Credit Agreement Secured Parties, the Indenture Notes Secured Parties, the holders of any Additional Obligations, and the Collateral Agent.

“Secured Party Certificate” means a certificate of a Secured Party, which may include a Secured Party Representative, signed by a Secured Party Officer of such Secured Party and (i) setting forth the principal amount of the Obligations owed to such Secured Party (or owed to the Secured Parties on whose behalf the Secured Party Representative shall act) as of the date of such certificate and, if applicable, any outstanding unutilized commitments to extend credit to Grantor by such Secured Party (or by the Secured Parties on whose behalf the Secured Party Representative shall act) as of the date of such certificate, (ii) setting forth a contact person for such Secured Party, including phone and facsimile numbers for such person, (iii) directing the Collateral Agent to take a specified action and (iv) stating specifically the action the Collateral Agent is directed to take under this Deed of Trust and the specific provision of this Deed of Trust thereof pursuant to which the Collateral Agent is being directed to act.

“Secured Party Officer” means any authorized officer of any holder of any Obligations, or any authorized officer of a Secured Party Representative on behalf of one or more such holders.

“Secured Party Representative” means, (i) in the case of the holders of the Indenture Notes under the First Indenture, The Bank of New York (or its successor), as Trustee under the First Indenture, (ii) in the case of the holders of the Indenture Notes under the Second Indenture, The Bank of New York (or its successor), as Trustee under the Second Indenture, (iii) in the case of the Lenders under the Credit Agreement, JPMorgan Chase Bank, N.A. (or its successor), as Administrative Agent under the Credit Agreement, and (iv) in the case of any Additional Obligations, the Person identified as the relevant Secured Party Representative in the Grantor Order delivered under Section 22 with respect thereto.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas, as amended from time to time, and shall include Subchapter A of Chapter 35 of the Texas Business and Commerce Code, Sections 35.01, et seq., as amended from time to time.

“United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

In addition:

(a) The words “hereof, “herein”, “hereto” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust, and Section, subsection and Schedule references are to this Deed of Trust unless otherwise specified;

(b) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and

(c) Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the phrase “DOT Trustee” shall mean “Collateral Agent serving as DOT Trustee, or any successor DOT Trustee for the Lenders and the Indenture Trustees,” the word “Person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience of reference only and in no way limit or amplify the provisions hereof.

2.	GRANT

For the ratable benefit of the Secured Parties and to secure the full and timely payment and performance of the Obligations, Grantor grants, bargains, sells, conveys, assigns, transfers,

mortgages, pledges, sets over and confirms to Collateral Agent a security interest and Lien on the Mortgaged Property, subject, however, only to Permitted Liens; TO HAVE AND TO HOLD the Mortgaged Property together with the rights, privileges and appurtenances thereto belonging to Collateral Agent and to its substitutes or successors, forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to Permitted Liens, unto Collateral Agent and to its substitutes or successors against the claim or claims of every Person whomsoever lawfully claiming or to claim the same or any part thereof.

TO HAVE AND TO HOLD the Mortgaged Property unto the Collateral Agent, its successors and assigns for the uses and purposes set forth herein, until the Obligations are fully paid and performed; however, if the Credit Agreement Obligations are fully paid and performed and the Indenture Notes Obligations continue but no Indenture Notes Event of Default has occurred and is continuing, then the estate hereby granted shall cease, terminate and become void.

3.	WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Collateral Agent as follows:

3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor warrants that Grantor has good and indefeasible title to (or valid leasehold or easement interests in) the Mortgaged Property that are necessary to the operation of Grantor’s businesses as currently conducted, free and clear of all Liens (other than Permitted Liens) and except where the failure to have such good title or valid interests could not reasonably be expected to have a Material Adverse Effect. Grantor is lawfully possessed of the Mortgaged Property and has sufficient right and authority to encumber the Mortgaged Property under this Deed of Trust. This Deed of Trust creates valid and enforceable Liens and security interests against the Mortgaged Property, subject to Permitted Liens and to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles. Grantor shall preserve and protect the Lien (including the priority thereof) and security interest of this Deed of Trust, subject only to Permitted Liens, to the extent necessary to avoid causing a Material Adverse Effect.

3.2 Preservation of Lien. Grantor shall maintain and preserve the Lien of this Deed of Trust with respect to any Obligation that remains outstanding.

3.3 Maintenance of Properties. Grantor shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of Grantor, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section 3.3 shall prevent Grantor from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property if such discontinuance is in the judgment of Grantor desirable in the conduct of its business; and provided, further, that nothing in this Section 3.3 shall prevent Grantor from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property in compliance with the terms of the Credit Agreement, the Indentures, and any Additional Obligations.

3.4 Payment of Taxes; Discharge of Liens. Grantor shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of Collateral Agent in the Mortgaged Property, before the same shall become delinquent, and shall observe and conform in all material respects to all valid requirements of any Governmental Authority relative to the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and Grantor shall not suffer any Lien to be created upon the Mortgaged Property, or any part thereof, prior to the Lien of this Deed of Trust, other than Permitted Liens.

3.5 Insurance. Grantor shall (a) keep or cause to be kept the Mortgaged Property insured against loss by fire (subject to Section 549.052 of the Texas Insurance Code), to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (i) Ten Million Dollars ($10,000,000) and (ii) three percent (3%) of the sum of the principal amount of Obligations Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Collateral Agent, or (b) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if Grantor shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of the Obligations Outstanding on the date of such particular loss), pay to the Collateral Agent on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Collateral Agent in respect of such loss. Any cash so required to be paid by Grantor pursuant to any such method or plan shall for the purposes of this Deed of Trust be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, Grantor shall furnish to the Collateral Agent a certificate of an actuary or other qualified person appointed by Grantor with respect to the adequacy of such method or plan. Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (a) a deductible provision in a dollar amount per occurrence not exceeding the greater of (i) Ten Million Dollars ($10,000,000) and (ii) three percent (3%) of the sum of the Obligations Outstanding on the date such policy goes into effect, and/or (b) co-insurance or self-insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (a) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (A) on property of similar character insured by companies similarly situated and operating like properties or (B) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(a) Insurance Proceeds for Funded Property. All moneys paid to the Collateral Agent by Grantor in accordance with this Section 3.5 or received by the Collateral Agent as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall be held by the Collateral Agent and, subject as aforesaid, shall be paid by it to Grantor to reimburse Grantor for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Collateral Agent of:

(i) a Grantor Request requesting such payment,

(ii) an Expert’s Certificate:

(A) describing the property so damaged or destroyed;

(B) stating the Cost of such property (or, if the Fair Value to Grantor of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value;

(C) stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D) stating the Fair Value to Grantor of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(1) within six months prior to the date of acquisition thereof by Grantor, such property has been used or operated, by a person or persons other than Grantor, in a business similar to that in which it has been or is to be used or operated by Grantor, and

(2) the Fair Value to Grantor of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Obligations at the time Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert, and

(iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to this Deed of Trust.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Collateral Agent, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Collateral Agent by Grantor within such thirty-six (36) months, or which Grantor shall at any time notify the Collateral Agent is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes.

Anything in this Deed of Trust to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, Grantor may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (a) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (b) of this Section 3.5.

(b) Insurance Proceeds for Mortgaged Property Not Constituting Funded Property. All moneys paid to the Collateral Agent by Grantor in accordance with this Section 3.5 or received by the Collateral Agent as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall be held by the Collateral Agent and, subject as aforesaid, shall be paid by it to Grantor upon receipt by the Collateral Agent of:

(i) Grantor Request requesting such payment;

(ii) an Expert’s Certificate stating:

(A) that such moneys were paid to or received by the Collateral Agent on account of a loss on or with respect to property which does not constitute Funded Property; and

(B) if true, either (1) that the aggregate amount of the Cost or Fair Value to Grantor (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by the definitions of “Cost” and “Property Additions,” is not less than zero (0) or (2) that the amount of such loss does not exceed the aggregate Cost or Fair Value to Grantor (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Grantor Request requesting such payment; or

(C) if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(1) above (showing in reasonable detail the calculation thereof); and

(iii) if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Collateral Agent as part of the Mortgaged Property, equal to the amount shown in clause (ii)(C) above.

To the extent that Grantor shall be entitled to withdraw proceeds of insurance pursuant to this subsection (b), such proceeds shall be deemed not to constitute Funded Cash.

(c) Payments. Whenever under the provisions of this Section 3.5 Grantor is required to deliver moneys to the Collateral Agent and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Collateral Agent to Grantor, there shall be paid to or retained by the Collateral Agent or paid to Grantor, as the case may be, only the net amount.

3.6 Transfer Restrictions. Except as permitted under the Credit Agreement, the Indentures, and the terms of any Additional Obligations, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

3.7 Further Assurances. To the extent required under the terms of the Credit Agreement, the Indentures, or the terms of any Additional Obligations, to further assure Collateral Agent’s rights under this Deed of Trust, Grantor agrees promptly upon demand of Collateral Agent to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Collateral Agent to confirm the Lien of this Deed of Trust and all other rights or benefits conferred on Collateral Agent by this Deed of Trust.

4.	LIMITATION ON AMOUNT OBLIGATED

Anything contained in this Deed of Trust to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Grantor under this Deed of Trust, such obligations shall be limited to the maximum aggregate amount that would not render Grantor’s obligations under this Deed of Trust subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, and giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification, or contribution of Grantor pursuant to applicable law or pursuant to the terms of any agreement.

5.	EXTENSION, RELEASE, ETC

(a) Except as provided in Section 20.8, none of (i) the release of any Person liable for the indebtedness borrowed or guaranteed under the Credit Documents, the Indenture Notes, the Indentures, or the Additional Obligations, (ii) the extension of the maturity or alteration of any of the terms of the indebtedness borrowed or guaranteed under the Credit Documents, the Indenture Notes, the Indentures, or the terms of any Additional Obligations or any guaranty thereof, (iii) the grant of other indulgences, (iv) the release or reconveyance of all or any part of the Mortgaged Property, (v) the taking or release of any other or additional security for any Obligation, or (vi) the making of any composition or other arrangement with debtors in relation thereto, shall affect the Lien or charge of this Deed of Trust upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations.

(b) No recovery of any judgment by Collateral Agent and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect the Lien of this Deed of Trust or any Liens, rights, powers or remedies of Collateral Agent hereunder, and such Liens, rights, powers and remedies shall continue unimpaired.

(c) Unless expressly provided otherwise, in the event that Collateral Agent’s interest in this Deed of Trust and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Deed of Trust shall not merge in such title but shall continue as a valid Lien on the Mortgaged Property for the amount secured hereby.

6.	NOTICES

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile, as follows:

If to Grantor:	Oncor Electric Delivery Company LLC 1601 Bryan Street Dallas, Texas 75201 Attention: Treasurer Facsimile No.: 214.486.2067

If to Lenders:	c/o JP Morgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002 Attention: Rose L. Salvacion Facsimile No.: 713.427.6307

If to Indenture Trustees:	The Bank of New York 101 Barclay Street, 8W New York, New York 10286 Attention: Corporate Trust Administration Facsimile No. 212.815.5704

If to Collateral Agent:	The Bank of New York 101 Barclay Street, 8W New York, New York 10286 Attention: Corporate Trust Officer Facsimile No. 212. 815.5704

All notices and other communications given to any party hereto in accordance with the provisions of this Deed of Trust shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or electronic mail to such party as provided in this Section 6 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6, provided that no notice or communication to the Collateral Agent, the Indenture Trustees, or the Administrative Agent shall be deemed given until actually received by it at its address set forth above or at such other address as it shall have designated pursuant to the latest unrevoked direction given by it in accordance with this

Section 6. Each of the Indenture Trustees, the DOT Trustee and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail and other similar unsecured electronic methods by persons believed by it to be authorized to give instructions and directions on behalf of the Grantor, the Administrative Agent or any Secured Party Representative. Each of the Indenture Trustees, the DOT Trustee and the Collateral Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Grantor, the Administrative Agent or any Secured Party Representative; and each of the Indenture Trustees, the DOT Trustee and the Collateral Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantor, the Administrative Agent or any Secured Party Representative as a result of such reliance upon or compliance with such instructions or directions and shall be deemed to have assumed all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustees, the DOT Trustee and the Collateral Agent, including without limitation the risk of the Indenture Trustees, the DOT Trustee and the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

7.	MODIFICATIONS

This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 8.08 of the Credit Agreement, Article XIII of each of the Indentures, and similar provisions with respect to Additional Obligations, and except as otherwise provided in this Section 7. Any agreement made by Grantor and Collateral Agent after the Execution Date relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate Lien or encumbrance.

7.1 Amendments Without Consent of Holders of Obligations. Without the consent of any holders, Grantor and Collateral Agent, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to Collateral Agent, for any of the following purposes:

(a) to add one or more covenants of Grantor or other provisions for the benefit of the holders of all or any Obligations or to surrender any right or power herein conferred upon Grantor (and if such covenants are to be for the benefit of less than all Obligations, stating that such covenants are expressly being included solely for the benefit of such Obligations); or

(b) to add any additional Events of Default with respect to all or any Obligations Outstanding hereunder (and if such additional Events of Default are to be for the benefit of less than all Obligations, stating that such additional Events of Default are expressly being included solely for the benefit of such Obligations); or

(c) to provide additional collateral security for any Obligations; or

(d) to amend this Deed of Trust, as originally executed and delivered and as it may have been subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the holders of the Outstanding Obligations in any material respect; or

(e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Deed of Trust, provided that such other changes or additions shall not materially adversely affect the interests of the holders of Outstanding Obligations in any material respect, or

(f) to change or eliminate any provision of this Deed of Trust or to add any new provision to this Deed of Trust; provided, however, that if such change, elimination or addition shall materially adversely affect the interests of the holders of Obligations Outstanding on the date of such supplemental indenture in any material respect, such change, elimination or addition shall become effective with respect to such Obligations only pursuant to the provisions of Section 7.2 hereof.

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939 (“Trust Indenture Act”) applies to this Deed of Trust and the Trust Indenture Act as in effect at the Execution Date or at any time thereafter shall be amended, and

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, then this Deed of Trust shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and Grantor and Collateral Agent may, without the consent of any holders of Outstanding Obligations, enter into an instrument in writing to evidence such amendment hereof; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the Execution Date or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provision of the Trust Indenture Act as in effect at such date, this Deed of Trust shall be deemed to have been amended to effect such changes or elimination, and Grantor and Collateral Agent may, without the consent of any holders, enter into an instrument in writing hereto to this Deed of Trust to effect such changes or elimination or evidence such amendment.

7.2 Amendments With Consent of Holders of Obligations. With the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Obligations (other than Deed of Trust Obligations), considered as one class, by act of said holders delivered to Grantor and Collateral Agent, Grantor, when authorized by a resolution of the Board of Directors, and Collateral Agent may enter into an amendment or amendments hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Deed of Trust; provided, however, that if a proposed amendment shall directly affect the rights of the holders of less than all Outstanding Obligations (other than Deed of Trust Obligations), then the consent only of the holders of a majority in aggregate principal amount of such Outstanding Obligations so directly affected, considered as one class, shall be required.

7.3 Limitation on Certain Amendments.

(a) Neither the Collateral Agent nor the DOT Trustee shall be obligated to enter into, or otherwise be bound by, any amendment hereto that adversely affects any of its own rights, duties, immunities, indemnities or liabilities under this Deed of Trust.

(b) No amendment hereto shall affect the right of the holders of the Indenture Notes under the Indentures to be secured at least equally and ratably with the holders of the Credit Agreement Obligations and the Additional Obligations, including the rights of the holders of the Indenture Notes under Sections 5(d), (e), (h) and (i) hereto.

(c) No Credit Agreement Secured Party shall be obligated to enter into, or otherwise be bound by, any amendment hereto that adversely affects any of its own rights, duties, immunities, indemnities or liabilities under this Deed of Trust.

8.	PARTIAL INVALIDITY

In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Deed of Trust or in any provisions of any Credit Document or in any provisions of the Indenture Notes or the Indentures, or in the terms of any Additional Obligations, the obligations of Grantor and of any other obligor under any Credit Documents, Indenture Notes, Indentures, or in the terms of any Additional Obligations, shall be subject to the limitation that Collateral Agent shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Collateral Agent, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Collateral Agent.

9.	REMEDIES NOT EXCLUSIVE

Collateral Agent shall be entitled to exercise all rights and powers under this Deed of Trust or under any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Collateral Agent’s right to realize upon or enforce any other security now or hereafter held by Collateral Agent, it being agreed that Collateral Agent shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Collateral Agent in such order and manner as Collateral Agent may reasonably determine. No remedy herein conferred upon or reserved to Collateral Agent is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by this Deed of Trust to Collateral Agent or to which Collateral Agent may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Collateral Agent. In no event shall Collateral Agent, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Collateral Agent shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

10.	SUCCESSORS AND ASSIGNS

All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Collateral Agent, and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Collateral Agent at any time if Collateral Agent shall determine a waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Collateral Agent and its successors and assigns. The word “Grantor” shall be construed as if it read “Grantors” whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of such Grantors shall be joint and several.

11.	NO WAIVERS, ETC.

Any failure by Collateral Agent to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Collateral Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Collateral Agent may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the Lien of this Deed of Trust or the priority of such Lien over any subordinate Lien or deed of trust.

12.	GOVERNING LAW, ETC.

This Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, except that Grantor expressly acknowledges that by their respective terms the Credit Agreement and the Indentures shall be governed and construed in accordance with the laws of the State of New York, and except further that the Collateral Agent and Grantor hereby agree, and by their acceptance of the benefits of this Deed of Trust, the Secured Parties shall be deemed to have agreed, that all of the rights, benefits, privileges, immunities and obligations of the Collateral Agent under this Deed of Trust shall be governed and construed in accordance with the laws of the State of New York; however, insofar as this Deed of Trust transfers or creates an interest in real property in the State of Texas for security purposes or otherwise, or relates to the nature of any interest in real estate that is transferred or created by this Deed of Trust, the method for foreclosure of the Lien of this Deed of Trust or the nature of any interest in real property that results from any such foreclosure, or relates to the manner and effect or recording or failing to record evidence of any transaction under this Deed of Trust that transfers or creates an interest in real property in the State of Texas, this Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State of Texas.

13.	DUTY OF COLLATERAL AGENT; AUTHORITY OF COLLATERAL AGENT

(a) Each Secured Party Representative, on behalf of itself and the Secured Parties on whose behalf the Secured Party Representative shall act, has designated and appointed The Bank of New York to act as the Collateral Agent under this Deed of Trust, and has authorized The Bank of New York, as the Collateral Agent, to take such actions on its behalf under the provisions of this Deed of Trust and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Deed of Trust, including to act as DOT Trustee, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Deed of Trust, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Deed of Trust, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into this Deed of Trust or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder, or in connection herewith, or in connection with the Mortgaged Property, except to the extent caused by its negligence, willful misconduct, or bad faith. The Collateral Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified.

(b) The Collateral Agent will give notice to the Secured Party Representatives of any Enforcement Action taken. Notice of Enforcement Action taken shall be given prior to the taking of such action unless the Collateral Agent determines that to do so would be detrimental to the interests of the Secured Parties, in which event such notice shall be given promptly after the taking of such enforcement action. The Collateral Agent shall promptly distribute to the Secured Party Representatives copies of all notices, documents and certificates received by it from Grantor under this Deed of Trust unless this Deed of Trust provides that Grantor shall distribute such notice, document or certificate directly to the Secured Party Representatives.

(c) All Liens and security interests in the Mortgaged Property created hereunder shall be held in the name of the Collateral Agent for the benefit of the Secured Parties and administered by and through the Collateral Agent in accordance with this Deed of Trust.

(d) Notwithstanding anything to the contrary in this Deed of Trust, the Collateral Agent shall not be required to (i) exercise any rights or remedies under this Deed of Trust or (ii)give any consent under this Deed of Trust or enter into any agreement amending, modifying or supplementing any provision of this Deed of Trust unless it shall have been directed to do so in Secured Party Certificates of the Required Secured Parties.

(e) The Collateral Agent shall be under no obligation whatsoever to file any financing or continuation statements or to make any other filing under the UCC or other applicable law or to file or record any fixture filings, mortgages, deeds of trust or any other instrument or document with respect to the Mortgaged Property pursuant to this Deed of Trust.

(f) Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property that is in its possession, or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. Neither Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof. The powers conferred on Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Mortgaged Property and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. EACH OF THE COLLATERAL AGENT AND THE SECURED PARTIES SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EXCEPT FOR ITS OWN NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH.

(g) Grantor acknowledges that the rights and responsibilities of Collateral Agent under this Deed of Trust with respect to any action taken by Collateral Agent or the exercise or non-exercise by Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between Collateral Agent and the Secured Parties, be governed by this Deed of Trust, and by such other agreements with respect thereto as may exist from time to time among them, but, as between Collateral Agent and Grantor, Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

14.	RIGHTS OF COLLATERAL AGENT

(a) The Collateral Agent (i) may execute any of its duties under this Deed of Trust by or through agents, experts or attorneys-in-fact and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any such agent, expert or attorney-in-fact appointed with due care by it hereunder, and (ii) shall be entitled to advice of counsel of its selection, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Deed of Trust (except for, in the case of the Collateral Agent, its negligence, willful misconduct, or bad faith), (ii) liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it hereunder, or (iii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made in this Deed of Trust or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Deed of Trust or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Deed of Trust or the Mortgaged

Property or for any failure of Grantor or any other Person to perform its obligations hereunder. The Collateral Agent shall not be under any obligation to any Secured Party or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Deed of Trust, or to inspect the properties, books or records of Grantor.

(c) The Collateral Agent shall be entitled to rely conclusively, and shall be fully protected in relying upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel (who may be counsel to Grantor or any Secured Party), independent accountants and other experts selected by the Collateral Agent. In connection with any request or direction of the Required Secured Parties, the Collateral Agent shall be entitled to rely conclusively, and shall, subject to the other terms of this Deed of Trust, be fully protected in relying on any Secured Party Certificate. In connection with any request or direction of Grantor pursuant to a request for a release, the Collateral Agent shall be entitled to rely conclusively, and shall, subject to the terms of this Deed of Trust, be fully protected in relying on any request for release and/or supporting evidence. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Deed of Trust (i) if such action would, in the opinion of the Collateral Agent (which may be based on the advice or opinion of counsel), be contrary to law (including if the Collateral Agent would not be qualified to act) or the terms of this Deed of Trust, (ii) if such action is not specifically provided for in this Deed of Trust or it shall not have received any such advice or concurrence of the Required Secured Parties as it deems appropriate, or (iii) if, in connection with the taking of any such action hereunder that would constitute an exercise of remedies under this Deed of Trust, it shall not first be indemnified to its satisfaction by the Secured Parties against any and all risk of nonpayment, liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Deed of Trust in accordance with a request of the Required Secured Parties contained in Secured Party Certificates, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Deed of Trust relating to the functions, responsibilities or powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Party Representatives and Grantor, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Required Secured Parties, executed by Secured Party Representatives, that the Required Secured Parties concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Deed of Trust or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Secured Parties in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Secured Parties.

(e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until a

Responsible Officer of the Collateral Agent has received at the Corporate Trust Office a written notice or a certificate from a Secured Party Officer of a Secured Party Representative or Grantor stating that an Event of Default has occurred, and such notice or certificate references the Deed of Trust. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Deed of Trust shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability, including an advance of moneys necessary to take the action requested, is not reasonably assured to it, except that in respect of any potential environmental liability or the taking of title to any real property, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including, but not limited to, an advance of moneys necessary to take the action requested. In the event that the Collateral Agent receives such a notice of the occurrence of any Event of Default, the Collateral Agent shall give notice thereof to the Secured Party Representatives. The Secured Parties shall provide evidence of indemnity to the Collateral Agent which is satisfactory to the Collateral Agent for any action directed by the Required Secured Parties, including, but not limited to, an advance of moneys necessary to take the action requested.

(f) Grantor will pay upon demand to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket fees and expenses, including the reasonable fees and expenses of one counsel for the Collateral Agent and one local counsel for the Collateral Agent (unless in the good faith opinion of the Collateral Agent or such counsel it would be inappropriate under applicable standards of legal professional conduct due to an actual or potential conflict of interest, to have only one counsel), which the Collateral Agent may incur in connection with (i) the administration of this Deed of Trust, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent under this Deed of Trust, or (iv) the failure by Grantor to perform or observe any of the provisions hereof or of any of the documents evidencing or relating to any of the Obligations. The provision of this Section 14(f) shall survive the expiration or earlier termination of this Deed of Trust and the resignation or removal of the Collateral Agent.

(g) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Mortgaged Property and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. The Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Mortgaged Property or to preserve rights against prior parties.

(h) The Collateral Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Deed of

Trust, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Mortgaged Property. The actions described in items (i) through (iii) shall be the responsibility of Grantor.

(i) No permissive or discretionary power or authority available to the Collateral Agent shall be construed to be a duty.

(j) Under no circumstances shall the Collateral Agent be liable for any special, punitive, indirect, exemplary or consequential damages, regardless of the form of action and even if the same were foreseeable.

(k) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Deed of Trust arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

15.	LACK OF RELIANCE BY COLLATERAL AGENT

Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have expressly acknowledged that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to any Secured Party and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of Grantor or of the affairs of Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have represented to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Grantor. Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have further represented to the Collateral Agent that it will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Deed of Trust, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Grantor. Except for notices, reports and other documents expressly required to be furnished to the Secured Party Representatives by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Grantor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

16.	INDEMNIFICATION OF COLLATERAL AGENT

(a) Grantor hereby agrees to indemnify the Collateral Agent in its capacity as such and in its individual capacity from and against any and all claims, liabilities, (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such and in its individual capacity in any way relating to or arising out of (i) this Deed of Trust or any of the documents evidencing or relating to the Obligations, or the performance of its duties as Collateral Agent hereunder, or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with this Deed of Trust, including, without limitation, enforcement of this Deed of Trust, provided that Grantor shall not be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent’s negligence, willful misconduct, or bad faith, or (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent under or in respect of any of the Mortgaged Property, or any interest therein, which may be ordered or otherwise required by any Person. Grantor shall not have any liability for any punitive, special, indirect or consequential damages under this Deed of Trust (except, in the case of Grantor’s obligations to indemnify Collateral Agent, to the extent Collateral Agent is found liable for any punitive, special, indirect, or consequential damages to a third party).

(b) The indemnities provided hereunder shall survive the termination of this Deed of Trust and the resignation or removal of the Collateral Agent.

17.	RESIGNATION OR REMOVAL OF COLLATERAL AGENT

The Collateral Agent may resign as Collateral Agent at any time upon written notice to the Secured Party Representatives and Grantor, and may be removed at any time with or without cause by the Required Secured Parties, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section. If the Collateral Agent shall provide notice of its resignation or be removed as Collateral Agent, then the Required Secured Parties shall (and if no such successor shall have been appointed within 45 days of the Collateral Agent’s resignation or removal, the Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall be reasonably acceptable to Grantor, whereupon such successor agent shall succeed to the rights, powers and duties of the “Collateral Agent,” and the term “Collateral Agent” shall mean such successor agent effective upon its appointment, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Mortgaged Property then in its possession to the successor Collateral Agent) or any of the other Secured Parties. The indemnities given the Collateral Agent under this Deed of Trust shall survive any resignation or removal of the Collateral Agent hereunder. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Deed of Trust shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. In the event that a successor Collateral Agent is not appointed within the time period specified in this Section following the provision of a notice of resignation or removal of the Collateral Agent, the

Collateral Agent or any Secured Party may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Any Person serving as Collateral Agent (including any successor Collateral Agent) shall be a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having (or whose obligations are unconditionally guaranteed by a corporation having) total assets of at least $50,000,000 and subject to supervision or examination by federal or state authority.

18.	APPOINTMENT OF CO-COLLATERAL AGENT

(a) Notwithstanding any other provisions of this Deed of Trust, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Mortgaged Property may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral agent or separate collateral agent or separate collateral agents, of all or any part of the Mortgaged Property, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Mortgaged Property, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, and rights as the Collateral Agent may consider necessary or desirable. No co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor Collateral Agent under Section 17, and no notice to the Secured Parties of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 17.

(b) Every separate collateral agent and co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or co-collateral agent jointly (it being understood that such separate collateral agent or co-collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Mortgaged Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate collateral agent or co-collateral agent, but solely at the direction of the Collateral Agent;

(ii) no collateral agent shall be personally liable by reason of any act or omission of any other collateral agent under this Deed of Trust; and

(iii) the Collateral Agent may at any time accept the resignation of or remove any separate collateral agent or co-collateral agent.

(c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or co-collateral agent shall refer to this Deed of Trust. Each separate collateral agent and co-collateral agent, upon its acceptance of the obligations conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Deed of Trust, specifically including every provision of this Deed of Trust relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.

(d) Any separate collateral agent or co-collateral agent may at any time constitute the Collateral Agent its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Deed of Trust on its behalf and in its name. If any separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and obligations shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor collateral agent.

19.	ENFORCEMENT EXPENSES; INDEMNIFICATION

(a) Grantor agrees to pay, or reimburse each Secured Party and Collateral Agent for, all its reasonable and documented out-of-pocket expenses incurred in collecting against Grantor or otherwise enforcing or preserving any rights under this Deed of Trust, including, without limitation, the reasonable fees and disbursements of one counsel to the Secured Parties and one counsel and one local counsel to Collateral Agent (unless in the good faith opinion of the Collateral Agent or such counsel it would be inappropriate under applicable standards of legal professional conduct due to an actual or potential conflict of interest, to have only one counsel), but only, in the case of the Credit Agreement Secured Parties and the Indenture Notes Secured Parties, to the extent provided in Section 8.05 of the Credit Agreement and in Section 1007 of each of the Indentures, respectively.

(b) Grantor agrees to pay, and to save Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Deed of Trust.

(c) Grantor agrees to pay, and to save Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Deed of Trust, but only, in the case of the Credit Agreement Secured Parties and the Indenture Notes Secured Parties, to the extent the Company would be required to do so pursuant to Section 8.05 of the Credit Agreement and pursuant to Section 1007 of each of the Indentures.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable.

20.	RELEASE RIGHTS

Grantor shall be entitled to the release of Mortgaged Property from the Lien of this Deed of Trust on the following terms and conditions:

20.1 Dispositions without Release. Unless an Event of Default shall have occurred and be continuing, Grantor may at any time and from time to time, without any release or consent by, or report to, Collateral Agent or any of Secured Parties:

(a) sell or otherwise dispose of, free from the Lien of this Deed of Trust, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the Lien of this Deed of Trust, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of Grantor upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to Grantor at least equal to that of the property sold or otherwise disposed of and subject to the Lien of this Deed of Trust, subject to no Liens prior hereto except Permitted Liens;

(b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests; and

(c) grant, free from the Lien of this Deed of Trust, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of Grantor for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by Grantor.

20.2 Release of Funded Mortgaged Property. Unless an Event of Default shall have occurred and be continuing, Grantor may obtain the release of any part of the Mortgaged Property, or any interest therein, other than Funded Cash held by Collateral Agent, and Collateral Agent shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by Collateral Agent of:

(a) a Grantor Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c) an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Grantor Order:

(i) describing the property to be released;

(ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii) stating the Cost of the property to be released (or, if the Fair Value to Grantor of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); and

(iv) stating that, in the judgment of the signers, such release will not impair the security under this Deed of Trust;

(d) an amount in cash to be held by Collateral Agent as part of the Mortgaged Property, equal to the amount, if any, by which the Fair Value exceeds the aggregate of the following items:

(i) an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Lien delivered to Collateral Agent, to be held as part of the Mortgaged Property, subject to the limitations hereafter in this Section 20.2 set forth;

(ii) an amount equal to the Cost or Fair Value to Grantor (whichever is less), after making any deductions and any additions pursuant to the definition of Property Additions, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of Grantor Order requesting such release and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 22.2(b), delivered to Collateral Agent; provided, however, that the deductions and additions contemplated by the definition of Property Additions shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Grantor Order;

(iii) an amount equal to 23/20 of an aggregate principal amount of Additional Obligations the securing of which Grantor shall be entitled to under the provisions of Section 22.3, by virtue of compliance with all applicable provisions of Section 22.3 (except as hereinafter in this Section 20.2 otherwise provided); provided, however, that such release shall operate as a waiver by Grantor of the right to secure such amount of Additional Obligations and, to such extent, such amount of Additional Obligations may not thereafter be secured hereunder; and any Available Bond Credits which were the basis of such right to secure such amount of Additional Obligations so waived shall be deemed to have been made the basis of such release of property;

(iv) an amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Lien that, in either case, is evidenced to Collateral Agent by a certificate of the trustee or other holder of a Lien prior to the Lien of this Deed of Trust to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien, all subject to the limitations hereafter in this Section 20.2 set forth;

(v) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

provided, however, that no obligations secured by Purchase Money Lien upon any property being released from the Lien hereof shall be used as a credit in connection with such release unless all obligations secured by such Purchase Money Lien shall be delivered to Collateral Agent or to the trustee or other holder of a Lien prior to the Lien of this Deed of Trust;

(e) if the release is on the basis of Property Additions or on the basis of the right to secure Additional Obligations under Section 22.3, all documents contemplated below in this Section 20.2; and

(f) if the release is on the basis of the delivery to Collateral Agent or to the trustee or other holder of a prior Lien of obligations secured by Purchase Money Lien, all documents contemplated below in this Section 20.2, to the extent required.

If and to the extent that the release of property is, in whole or in part, based upon Property Additions permitted under the provisions of clause (d)(ii) of this Section 20.2, Grantor shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Deed of Trust as if such Property Additions were to be made the basis of securing Additional Obligations equal in principal amount to the Fair Value of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) in the first paragraph of this Section 20.2; provided, however, that the Cost of any Property Additions received or to be received by Grantor in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Deed of Trust be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) in the first paragraph of this Section 20.2 to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, Grantor in connection with such exchange as additional consideration for such Property Additions, and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by Grantor in connection with such exchange, in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to secure Additional Obligations under Section 22.3 (to the extent permitted under the provisions of clause (d)(iii) in the first paragraph of this Section), Grantor shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 22.3 relating to such securing of Additional Obligations.

If the release of property is, in whole or in part, based upon the delivery to Collateral Agent or the trustee or other holder of a Lien that is senior to the Lien of this Deed of Trust of obligations secured by Purchase Money Lien, Grantor shall deliver to Collateral Agent:

(x) an Officer’s Certificate (i) stating that no event has occurred and is continuing which entitles the holder of such Purchase Money Lien to accelerate the maturity of the obligations, if any, outstanding thereunder and (ii) reciting the aggregate principal amount of obligations, if any, then outstanding thereunder in addition to the obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional obligations secured by such Purchase Money Lien are permitted to be issued; and

(y) an Opinion of Counsel stating that, in the opinion of the signer, (i) such obligations are valid obligations, entitled to the benefit of such Purchase Money Lien equally and ratably with all other obligations, if any, then outstanding thereunder, (ii) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon the property to be released, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the Lien of this Deed of Trust, (iii) if any obligations in addition to the obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon all other property, if any, purporting to be subject thereto, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder except on the basis of property generally of the character of Property Additions, the retirement or deposit of outstanding obligations, the deposit of prior Lien obligations or the deposit of cash.

If the Opinion of Counsel provided to Collateral Agent pursuant to clause (y) above is conditioned upon the filing and/or recording of any instruments of conveyance, assignment or transfer, Grantor shall promptly cause such instruments to be filed and/or recorded in the proper places and manner and shall deliver to Collateral Agent evidence of such filing and/or recording promptly upon receipt of such evidence by Grantor.

If (a) any property to be released from the Lien of this Deed of Trust under any provision of this Article (other than Section 20.5) is subject to a Lien that is senior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Deed of Trust, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.

Any cash and/or obligations deposited with Collateral Agent pursuant to the provisions of this Section 20.2, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property, and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 21.

Anything in this Deed of Trust to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, Grantor shall obtain the release of the part of such property which constitutes Funded Property under this Section 20.2, and obtain the release of the part of such property which does not constitute Funded Property under Section 20.3. In such event, (a) the application of Property Additions in the release under this Section 20.2 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 20.3 and (b) Collateral Agent shall, at the election of Grantor, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

20.3 Release of Mortgaged Property Not Constituting Funded Property. Unless an Event of Default shall have occurred and be continuing, Grantor may obtain the release of any part of the Mortgaged Property, or any interest therein, which does not constitute Funded Property, and Collateral Agent shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by Collateral Agent of:

(a) a Grantor Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b) an Officer’s Certificate describing the property to be released and stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c) an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Grantor Order:

(i) describing the property to be released;

(ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii) stating the Cost of the property to be released;

(iv) stating that the property to be released does not constitute Funded Property;

(v) if true, stating either (A) that the aggregate amount of the Cost or Fair Value to Grantor (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by the definition of Property Additions, is not less than zero (0), or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to Grantor (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of Grantor Order requesting such release;

(vi) if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof); and

(vii) stating that, in the judgment of the signers, such release will not impair the security under this Deed of Trust; and

(d) if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in subclause (c)(v) above, an amount in cash, to be held by Collateral Agent as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or Fair Value (whichever shall be less) of the property to be released, and (ii) the amount shown in subclause (c)(vi) above, exceeds the aggregate of items of the character described in subclause (iii) of clause (d) in the first paragraph of Section 20.2 that Grantor then elects to use as a credit under this Section 20.3 (subject, however, to the same limitations and conditions with respect to such item as are set forth in Section 20.2).

20.4 Release of Minor Properties. Notwithstanding the provisions of Sections 20.2 and 20.3, unless an Event of Default shall have occurred and be continuing, Grantor may obtain the release from the Lien of this Deed of Trust of any part of the Mortgaged Property, or any interest therein, and Collateral Agent shall whenever from time to time requested by Grantor in a Grantor Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any provisions of Sections 20.2 and 20.3, release from the Lien of this Deed of Trust all the right, title and interest of Collateral Agent and Secured Parties in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 20.4 in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percent (3%) of the aggregate principal amount of the Obligations then Outstanding. Prior to the granting of any such release, there shall be delivered to Collateral Agent (x) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section 20.4 in such calendar year and, as to Funded Property, the Fair Value thereof, and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture. On or before December 31st of each calendar year, Grantor shall deposit with Collateral Agent an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to Grantor of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to Collateral Agent, have been deposited with the trustee or other holder of Lien prior to the Lien of this Deed of Trust in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of Grantor, by the items specified in clause (d) in the first paragraph of Section 20.2 subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 20.2. Any cash deposited with Collateral Agent under this Section 20.4 may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 21.

20.5 Release of Property Taken by Eminent Domain, etc. Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should Grantor elect not to obtain the release of such property pursuant to other provisions of this Section 20, Collateral Agent shall, upon request of Grantor transmitting therewith a form of instrument or instruments to effect such release, release from the Lien of this Deed of Trust all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien of this Deed of Trust to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, and (b) an Officer’s certificate stating the amount of net proceeds received or to be received for the Funded Property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such Funded Property for the purpose of any notice to the Secured Parties and (c) an amount in cash equal to such net proceeds. Any cash deposited with Collateral Agent under this Section 20.5 may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 21.

20.6 Disclaimer or Quitclaim. If Grantor has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered Grantor to divest itself of, any Excepted Property or any other property not subject to the Lien of this Deed of Trust or to which Grantor does not purport to have an interest and Grantor desires to disclaim or quitclaim title to such property, Collateral Agent shall, upon request of Grantor transmitting therewith a form of instrument or instruments to effect such disclaimer or quitclaim, disclaim or quitclaim such property upon receiving an Officer’s Certificate describing the property to be discharged or quitclaimed and certifying that such Property is either Excepted Property or property not subject to the Lien of this Deed of Trust.

20.7 Other Releases. Unless an Event of Default shall have occurred and be continuing, Grantor may obtain the release from the Lien of this Deed of Trust of other properties that are a part of the Mortgaged Property provided that, after any such release, the aggregate Fair Value of the remaining properties constituting the Mortgaged Property equals or exceeds 23/20 of the Outstanding Obligations. Collateral Agent shall, upon written request by Grantor for such release, accompanied by an Independent Expert’s Certificate of the remaining value of the Mortgaged Property and a form of instrument or instruments to effect such release, release such other properties from the Lien of this Deed of Trust.

20.8 Full Release. Upon payment and performance of all of the Obligations, Collateral Agent, at Grantor’s expense, shall release the Liens and security interests of this Deed of Trust against the Mortgaged Property. Further, if the Credit Agreement Obligations have been fully paid and performed and the Indenture Notes Obligations have not been paid and performed but no Indenture Notes Event of Default has occurred and is continuing, then Collateral Agent, at the request of Grantor, and at Grantor’s expense, shall release the Liens and security interests of the Deed of Trust against the Mortgaged Property.

20.9 Miscellaneous.

(a) The Expert’s Certificate as to the Fair Value of property to be released from the Lien of this Deed of Trust in accordance with any provision of this Section 20, and as to the nonimpairment, by reason of such release, of the security under this Deed of Trust in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Deed of Trust, is ten percent (10%) or more of the aggregate principal amount of the Obligations at the time Outstanding; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Deed of Trust, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Obligations at the time Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Deed of Trust shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.

(b) No release of property from the Lien of this Deed of Trust effected in accordance with the provisions, and in compliance with the conditions, set forth in this Section 20 and in Section 23 and Section 26 shall be deemed to impair the security of this Deed of Trust in contravention of any provision hereof.

(c) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers of Grantor with respect to the release of any part of the Mortgaged Property or any interest therein may be exercised by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by Grantor or any of its officers or appointees in the manner herein provided; and if Collateral Agent shall be in possession of the Mortgaged Property under any provision of this Deed of Trust, then such powers may be exercised by Collateral Agent notwithstanding that an Event of Default may have occurred and be continuing.

(d) If Grantor shall retain any interest in any property released from the Lien of this Deed of Trust as provided in this Section 20.2, Section 20.3, or Section 20.4, this Deed of Trust shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless Grantor shall execute and deliver to Collateral Agent an amendment of this Deed of Trust, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

(e) Notwithstanding the occurrence and continuance of an Event of Default, Collateral Agent, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f) No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of Collateral Agent to execute the instrument or instruments of release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Section 20 to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of Grantor to make any such sale, grant, exchange, dedication or other disposition.

(g) At the request and sole expense of Grantor following any permitted release of all Liens created hereby, the Collateral Agent shall deliver to Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such release.

The rights to release of Mortgaged Property set forth in Section 20 shall be applicable to and binding on Collateral Agent and on the Credit Agreement Secured Parties, the Indenture Notes Secured Parties, and the Secured Parties with respect to any Additional Obligations, to the same effect as if made a part of the Credit Agreement, the Indentures, and the terms of any Additional Obligations.

21.	WITHDRAWAL OR OTHER APPLICATION OF FUNDED CASH; PURCHASE MONEY OBLIGATIONS

Subject to the provisions of Section 22.4 and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by Collateral Agent, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a) may be withdrawn from time to time by Grantor to the extent of an amount equal to the Cost or the Fair Value to Grantor (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to the definition of Property Additions, described in an Expert’s Certificate dated not more than ninety (90) days prior to the date of Grantor Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 22.2(b), delivered to Collateral Agent; provided, however, that the deductions and additions contemplated by the definition of Property Additions shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Grantor Order;

(b) may be withdrawn from time to time by Grantor in an amount equal to the aggregate principal amount of Additional Obligations the securing of which Grantor shall be entitled to under the provisions of Section 22.3 hereof, by virtue of compliance with all applicable provisions of Section 22.3 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by Grantor of the right to secure such Additional Obligations and, to such extent, no such Additional Obligations may thereafter be secured hereunder and any such Additional Obligations shall be deemed to have been made the basis of such withdrawal of cash;

(c) may be withdrawn from time to time by Grantor in an amount equal to the aggregate principal amount of any Outstanding Obligations delivered to Collateral Agent;

(d) may, upon the request of Grantor, be used by Collateral Agent for the purchase or payment of Obligations in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by Grantor, all subject to the limitations hereafter in this Section 21 set forth; or

(e) may, upon the request of Grantor, be applied by Collateral Agent to the payment at maturity of any Obligations or to the redemption (or similar provision therefor) of any Obligations which are, by their terms, redeemable, in each case of such series as may be designated by Grantor, any such redemption to be in the manner and as provided in Article Five of each of the Indentures, all subject to the limitations hereafter in this Section set forth.

Such moneys shall, from time to time, be paid or used or applied by Collateral Agent, as aforesaid, upon the request of Grantor in a Grantor Order, and upon receipt by Collateral Agent of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), Grantor shall, subject to the provisions of said clause (a) and except as hereinafter in this paragraph provided, comply with all applicable provisions of this Deed of Trust as if such Property Additions were made the basis for securing Additional Obligations equal in principal amount to the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to secure Additional Obligations (as permitted under the provisions of clause (b) above), Grantor shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 22.3 relating to such securing of Additional Obligations.

Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Obligations to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Obligations theretofore, and of all Obligations then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Obligations.

Any Outstanding Obligations delivered to Collateral Agent pursuant to clause (c) in the first paragraph of this Section shall, upon request by Grantor, forthwith be delivered for cancellation as provided by the Indentures, the Credit Agreement, or the terms of any Additional Obligations.

Any obligations secured by a Purchase Money Lien delivered to Collateral Agent in consideration of the release of property from the Lien of this Deed of Trust, together with any evidence of such Purchase Money Lien held by Collateral Agent, shall be released from the Lien of this Deed of Trust and delivered to or upon the order of Grantor upon payment by Grantor to Collateral Agent of an amount in cash equal to the aggregate principal amount of such obligations less the aggregate amount theretofore paid to Collateral Agent (by Grantor, the obligor or otherwise) in respect of the principal of such obligations.

The principal of and interest on any such obligations secured by any Purchase Money Lien held by Collateral Agent shall be paid to Collateral Agent as and when the same become payable. The interest received by Collateral Agent on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to Grantor; provided, however, that if an Event of Default shall have occurred and be continuing, then such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.

Collateral Agent shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which Collateral Agent may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Grantor Order, and, during the continuance of an Event of Default, in its own discretion.

Anything herein to the contrary notwithstanding, Grantor may irrevocably waive all right to the withdrawal pursuant to this Section 21 of, and any other rights with respect to, any obligations secured by Purchase Money Lien held by Collateral Agent, and the proceeds of any such obligations, by delivery to Collateral Agent of a Grantor Order:

(x) specifying such obligations and stating that Grantor thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and

(y) directing that the principal of such obligations be applied as provided in clause (e) in the first paragraph of this Section 21, specifying the Obligations to be paid or redeemed or for the payment or redemption of which payment is to be made.

Following any such waiver, the interest on any such obligations shall be applied to the payment of interest, if any, on the Obligations to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Grantor Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Obligation as and when the same shall become due. Pending any such application, the interest on such obligations shall be invested in Investment Securities as shall be selected by Grantor and specified in written instructions delivered to Collateral Agent. The principal of any such obligations shall be applied solely to the payment of principal of the Obligations to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Grantor Order. Pending such application, the principal of such obligations shall be invested in Government Obligations, or Investment Securities as shall be selected by Grantor and specified in written instructions delivered to Collateral Agent. The obligation of Grantor to pay the principal of such Obligations when the same shall become due at maturity, shall be offset and reduced by the amount of the proceeds of such obligations then held, and to be applied, by Collateral Agent in accordance with this Section 21.

22.	SECURING ADDITIONAL OBLIGATIONS

22.1 General. Collateral Agent shall permit securing Additional Obligations, at one time or from time to time in accordance with Grantor Order referred to below, only pursuant to Sections 22.2, 22.3 or 22.4.

22.2 Securing Additional Obligations on the Basis of Property Additions.

(a) Additional Obligations may be secured on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding 85% of the Cost or the Fair Value to Grantor of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to clause (b) of the definition of Property Additions.

(b) Additional Obligations may be secured by Grantor on the basis of Property Additions upon receipt by Collateral Agent of:

(i) a Grantor Order describing the Additional Obligations being secured and the Secured Parties and Secured Party Representative with respect thereto;

(ii) an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of Grantor Order referring to it,

(A) describing the property designated by Grantor, in its discretion, to be made the basis of securing such Additional Obligations (such description of property to be made by reference, at the election of Grantor, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in Grantor’s books of account or portions thereof, on a Dollar basis), and stating the Cost of such property;

(B) stating that all such property constitutes Property Additions;

(C) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of Grantor;

(D) stating that such Property Additions, to the extent of the Cost or Fair Value to Grantor thereof (whichever is less) to be made the basis of securing such Additional Obligations, do not constitute Funded Property;

(E) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(F) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

(G) stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by Grantor had been used or operated by others than Grantor in a business similar to that in which it has been or is to be used or operated by Grantor and stating whether or not, in the judgment of the signers, the Fair Value of such Property Additions to Grantor, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one percent (1%) of the aggregate principal amount of Obligations then Outstanding;

(H) stating, in the judgment of the signers, the Fair Value to Grantor, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to Grantor of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;

(I) stating the amount required to be deducted under clause (b)(i) of the definition of Property Additions and the amounts elected to be added under clause (b)(ii) of the definition of Property Additions in respect of Funded Property retired by Grantor;

(J) stating the aggregate principal amount of the Additional Obligations to be secured on the basis of such Property Additions;

(iii) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by Grantor, had been used or operated by others than Grantor in a business similar to that in which it has been or is to be used or operated by Grantor and such certificate does not show the Fair Value thereof to Grantor, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Obligations then Outstanding, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to Grantor, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of Grantor) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with securing Additional Obligations, any property so used or operated which has been subjected to the Lien of this Deed of Trust since the commencement of the then current calendar year as the basis for securing Additional Obligations and as to which an Independent Expert’s Certificate has not previously been furnished to Collateral Agent;

(iv) in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(v) an Opinion of Counsel to the effect that: (A) this Deed of Trust constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be made the basis of securing such Additional Obligations, subject to no Lien thereon prior to the Lien of this Deed of Trust; (B) Grantor has corporate authority to operate such Property Additions; and

(vi) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause 22.2(b)(v) above.

22.3 Securing Additional Obligations on the Basis of Available Bond Credits.

(a) Additional Obligations may be secured on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Available Bond Credits.

(b) Additional Obligations shall be secured on the basis of Available Bond Credits upon receipt by Collateral Agent of:

(i) a Grantor Order describing the Additional Obligations being secured and identifying the Secured Parties and Secured Party Representative with respect thereto; and

(ii) an Officer’s Certificate stating that Available Bond Credits, in an aggregate principal amount not less than the aggregate principal amount of Additional Obligations to be secured, exist as of the date of such Officer’s Certificate, showing the calculation thereof, and that such Additional Bond Credits are the basis for securing such Additional Obligations.

22.4 Securing Additional Obligations on the Basis of Deposit of Cash.

(a) Additional Obligations may be secured on the basis of, and in an aggregate principal not exceeding the amount of, any cash deposited with Collateral Agent for such purpose.

(b) Additional Obligations shall be secured on the basis of the deposit of cash when Collateral Agent shall have received such deposit and a Grantor Order describing the Additional Obligations being secured and the Secured Parties and Secured Party Representative with respect thereto.

(c) All cash deposited with Collateral Agent under the provisions of this Section, shall be held by Collateral Agent as a part of the Mortgaged Property and may be withdrawn from time to time by Grantor, upon application of Grantor to Collateral Agent, in an amount equal to the aggregate principal amount of Additional Obligations the securing of which Grantor shall be entitled to under any of the provisions of this Deed of Trust by virtue of compliance with all applicable provisions of this Deed of Trust (except as hereinafter in this subsection (c) otherwise provided).

Upon any such application for withdrawal, Grantor shall comply with all applicable provisions of this Section 22 relating to the securing of Additional Obligations.

Any withdrawal of cash under this subsection (c) shall operate as a waiver by Grantor of its right to secure the Obligations on which it is based, and such Obligations may not thereafter be secured hereunder. Any Property Additions which have been made the basis of any such right to secure Additional Obligations so waived shall be deemed to have been made the basis of the withdrawal of such cash; any Available Bond Credits which have been made the basis of any such right to secure Additional Obligations so waived shall be deemed to have been made the basis of the withdrawal of such cash;

(d) If at any time Grantor shall so direct, any sums deposited with Collateral Agent under the provisions of this Section 22.4 may be used or applied to the purchase, payment or redemption of Obligations in the manner and subject to the conditions provided in clauses (d) and (e) of Section 21.

23.	REMEDIES

(a) If an Event of Default shall have occurred and be continuing, Collateral Agent shall, at the direction of the applicable Secured Party or Secured Parties in one or more Secured Party Certificates delivered in accordance with the terms of this Deed of Trust, proceed to protect and enforce its rights and the rights of the Secured Parties by such judicial proceedings as the applicable Secured Party or Secured Parties shall designate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Deed of Trust or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(b) Upon the occurrence and during the continuance of any Event of Default and subject to any applicable, grace notice, and cure provision of the Credit Agreement, the Indentures, or the terms of the Additional Obligations, on the direction of the applicable Secured Party or Secured Parties in one or more Secured Party Certificates delivered in accordance with the terms of this Deed of Trust, Collateral Agent will, at the direction of the applicable Secured Party(ies) and acting as DOT Trustee, sell all, but not less than all of the Mortgaged Property in accordance with the following procedures:

(i) Within thirty (30) days after receipt of one or more Secured Party Certificates directing a foreclosure sale under this Deed of Trust, Collateral Agent shall publish notices in newspapers of general circulation in Dallas, Texas, Houston, Texas, Austin, Texas, Midland/Odessa, Texas, and Tyler, Texas to the effect that an Event of Default has occurred under this Deed of Trust and that all of the Mortgaged Property will be sold at a public auction at which only a Person who has, by final, unappealable order of the Public Utility Commission of Texas (or any successor agency of the State of Texas) (the “PUC”) obtained all necessary approvals (including any necessary certificate of convenience and necessity) to acquire, own, and operate the Mortgaged Property for the transmission of electric power (each, a “Qualified Bidder”) for an amount not less than the minimum sale price agreed on by the Secured Parties, or if no minimum sale price is agreed on by all of the Secured Parties, then the sum of the outstanding Obligations (the “Minimum Sale Price”).

(ii) When two or more Qualified Bidders exist and no application is then pending before the PUC for an order and certificate of convenience and necessity to acquire, own and operate the Mortgaged Property, then the Collateral Agent will sell all, but not less than all, of the Mortgaged Property to the Qualified Bidder that submits the highest cash bid for the Mortgaged Property; however, the Mortgaged Property may not be sold for an amount less than the Minimum Sale Price.

(iii) Such sale will be for cash only at the county courthouse of any county in the State of Texas in which any of the Mortgaged Property is located, and at a location at such county courthouse as specified by the commissioner’s court of such county, or if no location is specified by the commissioner’s court, then the sale shall be at the location specified in Collateral Agent’s notice of the sale to Grantor. The sale shall be made at public outcry, between the hours of ten o’clock (10:00) A.M. and four o’clock (4:00) P.M. on the first (1st) Tuesday in any month. Written or printed notice of the sale shall be posted at the courthouse door in each county in which the real property then subject to this Deed of Trust is located. The notice shall designate the county where all of the Mortgaged Property shall be sold, the earliest time at which the sale shall occur, and the Minimum Sale Price, and the notice shall be posted at least twenty-one (21) days prior to the date of sale. The notice shall also be filed with the county clerk in each of the counties in which the land subject to this Deed of Trust is located. Collateral Agent shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Obligations according to the records of the Secured Parties and that notice shall comply in all respects with the Texas Property Code. After such sale, Collateral Agent shall make to the purchaser or purchasers such assignments, deeds, bills of sale, and other instruments as it is empowered by law to make, in the name of Grantor, conveying all of the Mortgaged Property to the purchaser or purchasers with special warranty of title by Grantor, but without any representation or warranty of, and without recourse to, Collateral Agent or DOT Trustee. It shall not be necessary to have present or to exhibit at any sale any of the personal property constituting a portion of the Mortgaged Property.

(iv) Grantor shall pay all costs and expenses of Collateral Agent incurred in connection with protecting, preserving or enforcing of any rights of Collateral Agent hereunder, including but not limited to all attorneys’ fees and court costs incurred in connection therewith.

Grantor acknowledges that, because the assets comprising the Mortgaged Property were designed and are being used for the transmission and distribution of electricity, and because of the regulatory regime for the operation of such electric transmission and distribution assets, (i) the Mortgaged Property cannot legally be operated by any Person other than a Qualified Bidder, (ii) the amount bid for the Mortgaged Property at a foreclosure sale is likely to be higher (and therefore any deficiency following a foreclosure sale is likely to be lower or non-existent) if the requirements of this Section 23(b) are followed, and (iii) therefore, compliance with the requirements in this Section 23(b) will result in a “public sale” pursuant to Texas Property Code Section 51.002(a). Grantor agrees that it will not challenge or otherwise interfere with any foreclosure sale held in compliance with the requirements of this Section 23(b) based on any allegation that such foreclosure sale is not a public sale for purposes of Texas Property Code Section 51.002(a) or other Texas law.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Collateral Agent, to the extent permitted by applicable law and principles of equity, and in addition to all other rights and remedies the Collateral Agent may have under this Deed of Trust or under applicable law, shall be entitled to enjoin such breach and obtain specific performance of any such covenant, agreement, term or condition and Collateral Agent shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

(d) It is agreed that any and all proceeds of the Mortgaged Property received by Collateral Agent shall be held by Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied as follows:

(i) first, to the payment of all Deed of Trust Obligations, including reasonable and documented costs and expenses incurred by Collateral Agent in connection with such proceeds or otherwise in connection with this Deed of Trust, the Credit Agreement, the other Credit Documents, the Indenture Notes, the Indentures, or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by Collateral Agent hereunder or under any other Credit Document or any of the Indenture Notes or the Indentures on behalf of Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document or any of the Indenture Notes or Indentures or the terms of any Additional Obligations;

(ii) second, to the Credit Agreement Secured Parties, the Indenture Notes Secured Parties, and the Secured Parties under any Additional Obligations, an amount equal to all Obligations owing to them on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably as among the Credit Agreement Secured Parties, the Indenture Notes Secured Parties, and the Secured Parties under any Additional Obligations (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations, the Indenture Notes Obligations, and the Additional Obligations, with such proceeds to be further distributed (x) as among the Indenture Notes Secured Parties, to such Indenture Notes Secured Parties (or to their applicable Secured Party Representatives) in proportion to the unpaid Indenture Notes Obligations owing to such Indenture Notes Secured Parties, for application in accordance with the Indentures, (y) as among the Credit Agreement Secured Parties to such Credit Agreement Secured Parties (or their applicable Secured Party Representatives), for application in accordance with the Credit Agreement, and (z) as among the Secured Parties under any Additional Obligations, to such Secured Parties (or to their applicable Secured Party Representatives) for application in accordance with the terms of such Additional Obligations; and

(iii) third, any surplus then remaining shall be paid to Grantor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(e) If at any time any moneys collected or received pursuant to this Deed of Trust are distributable pursuant to paragraph (d) above to the Indenture Trustees, and if any Indenture Trustee shall notify Collateral Agent in writing that no provision is made under the applicable Indenture for the application by such Indenture Trustee of such moneys and that the applicable Indenture does not effectively provide for the receipt and the holding by such Indenture Trustee of such moneys and pending the application thereof, then Collateral Agent, after receipt of such moneys and pending the application thereof, and after receipt of such notification, shall at the direction of such Indenture Trustee, invest such amounts, or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Indenture Trustee (in its capacity as trustee) and for no other purpose until such time as such Indenture Trustee shall request in writing the delivery thereof by Collateral Agent for application pursuant to the applicable Indenture. Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity. If at any time any moneys collected or received pursuant to this Deed of Trust are distributable pursuant to paragraph (d) above to the Secured Party Representative for any Additional Obligations, and if such Secured Party Representative shall notify Collateral Agent in writing that no provision is made under the terms of such Additional Obligations for the application by Secured Party Representative of such moneys and that the terms of such Additional Obligations do not effectively provide for the receipt and the holding by the Secured Party Representative of such moneys pending the application thereof, then Collateral Agent, after receipt of such moneys and pending the application thereof, and after receipt of such notification, shall at the direction of such Secured Party Representative, invest such amounts, or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Secured Party Representative (in its capacity as trustee, paying agent or other representative) and for no other purpose until such time as such Secured Party Representative shall request in writing the delivery thereof by Collateral Agent for application pursuant to the terms of such Additional Obligations.

(f) In making the determination and allocations required by Section 23(d), Collateral Agent may conclusively rely upon information supplied by each Indenture Trustee as to the amounts of unpaid principal and accrued interest and other amounts outstanding with respect to the Indenture Notes Obligations, information supplied by the Administrative Agent as to the amounts of unpaid principal and accrued interest and other amounts outstanding with respect to the Credit Agreement Obligations, and information supplied by the applicable Secured Party Representative as to the amounts of unpaid principal, accrued interest, and other amounts Outstanding with respect to any Additional Obligations, and Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent Grantor or a Secured Party from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by Collateral Agent pursuant to Section 23(d) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and Collateral Agent may make any distribution to the Secured Parties directly to the Secured Party Representatives and the Collateral Agent shall be fully protected in making such distribution to the Secured Party Representatives and shall have no duty to inquire as to the application by the Indenture Trustees, Collateral Agent, or the applicable Secured Party Representative with respect to the Additional Obligations, of any amounts distributed to them.

(g) If, despite the provisions of this Deed of Trust, any Secured Party shall receive any payment or other recovery in respect of the Mortgaged Property in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Deed of Trust, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with Section 23(d).

(h) Notwithstanding anything to the contrary herein, nothing in this Deed of Trust shall or shall be construed to (i) result in the security interest and Lien in the Mortgaged Property securing the Indenture Notes Obligations less than equally and ratably with the Credit Agreement Obligations and any Additional Obligations pursuant to the Indentures to the extent required under the Indentures or (ii) modify or affect the rights of the Indenture Notes Secured Parties to receive the pro rata share, as specified in Section 23(d)(ii) of this Deed of Trust, of any proceeds of the Mortgaged Property.

(i) The Indenture Notes Obligations, the Credit Agreement Obligations, and any Additional Obligations are, and will be, equally and ratably secured with each other by the Liens and security interests on the Mortgaged Property under this Deed of Trust, and that it is the intention of the parties hereto and the Credit Agreement Secured Parties, the Indenture Notes Secured Parties, and the Secured Parties under any Additional Obligations, to give full effect to the equal and ratable provisions of the Indentures, as in effect on the Execution Date. To the extent that the rights and benefits herein conferred on the Indenture Notes Secured Parties shall be held to be less than the rights and benefits required so to be conferred by such provisions, then such rights and benefits shall be deemed automatically expanded so as to provide the Indenture Notes Secured Parties with those rights and benefits that are required to be conferred by such provisions.

(j) Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have agreed that, as among the Secured Parties, the Lien and security interest of each Secured Party in the Mortgaged Property ranks and will rank equally in priority with the Lien and security interest of the other Secured Parties in the Mortgaged Property, and that the proceeds of the Mortgaged Property which are available for the payment of the Obligations due and payable at any time to the Secured Parties shall be shared among each of the Secured Parties ratably in proportion to each Secured Party’s respective percentage share of such Obligations, all in accordance with Section 23(d) of this Deed of Trust.

(k) Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have acknowledged and agreed that the Mortgaged Property is vested in and held by the Collateral Agent or its agent (for the benefit of the Secured Parties), and only the Collateral Agent at the instruction of the Required Secured Parties shall have the right to bring any Enforcement Action in relation to the Mortgaged Property.

(l) Each Secured Party, by its acceptance of the benefits of this Deed of Trust, shall be deemed to have acknowledged and agreed that the Collateral Agent shall administer the Mortgaged Property in the manner contemplated by this Deed of Trust, and the Collateral Agent shall exercise, as directed by the Required Secured Parties in Secured Party Certificates in accordance with the terms of this Deed of Trust, such rights and remedies with respect to the Mortgaged Property as are granted to it under this Deed of Trust and applicable law. No Secured Party shall have any right (i) to direct the Collateral Agent to take any action in respect of the Mortgaged Property other than in accordance with the terms hereof or (ii) to take any action with respect to the Mortgaged Property (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent, as part of the Required Secured Parties, in writing to take action in accordance with the terms hereof.

24.	RECEIVER AND OTHER REMEDIES

If an Event of Default shall have occurred and, during the continuance thereof, Collateral Agent shall have commenced judicial proceedings to enforce any right under this Deed of Trust, then Collateral Agent shall, to the extent permitted by law, be entitled, as against Grantor, to the appointment of a receiver of the Mortgaged Property and subject to the rights, if any, of others to receive collections from former, present or future customers of the rents, issues, profits, revenues and other income thereof, and whether or not any receiver is appointed, Collateral Agent shall be entitled to retain possession and control of, and to collect and receive the income from cash, securities and other personal property held by Collateral Agent hereunder and to all other remedies available to mortgagees and secured parties under the UCC or any other applicable law.

25.	COMPLIANCE CERTIFICATES AND OPINIONS.

If the Trust Indenture Act applies to this Deed of Trust, then upon any application or request by Grantor to Collateral Agent to take any action under any provision of this Deed of Trust, Grantor shall furnish to Collateral Agent an Officer’s Certificate stating that in the opinion of the Authorized Officer executing such Officer’s Certificate all conditions precedent, if any, provided for in this Deed of Trust relating to the proposed action (including any covenants the compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Deed of Trust relating to such particular application or request, no additional certificate or opinion need be furnished.

If the Trust Indenture Act applies to this Deed of Trust, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Deed of Trust shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

26.	FORM OF DOCUMENTS DELIVERED TO COLLATERAL AGENT

Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon matters which are required in this Deed of Trust to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any Expert’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of Grantor and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of Grantor, unless such expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of Grantor, upon a certificate of, or representations by, an officer or officers of Grantor, and, insofar as it relates to or is dependent upon matters required in this Deed of Trust to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, abstracts of title, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of Grantor or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Deed of Trust, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

Whenever, subsequent to the receipt by Collateral Agent of any resolution of the Board of Directors, Officer’s Certificate, Expert’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Deed of Trust to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of Grantor which could not have been taken had the original document or instrument not contained such error or omission, then the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Obligations issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of Grantor entitled to the benefits of this Deed of Trust, equally and ratably with all other Outstanding Obligations, except as aforesaid.

27.	INDEMNIFICATION OF COLLATERAL AGENT

EXCEPT FOR NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH, COLLATERAL AGENT SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT. COLLATERAL AGENT MAY RELY ON ANY DOCUMENT BELIEVED BY IT IN GOOD FAITH TO BE GENUINE. ALL MONEY RECEIVED BY COLLATERAL AGENT SHALL, UNTIL USED OR APPLIED AS HEREIN PROVIDED, BE HELD IN TRUST, AND COLLATERAL AGENT SHALL NOT BE LIABLE FOR INTEREST THEREON. GRANTOR SHALL INDEMNIFY COLLATERAL AGENT AGAINST ALL LIABILITY AND EXPENSES THAT IT MAY INCUR IN THE PERFORMANCE OF ITS DUTIES HEREUNDER EXCEPT FOR NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH.

28.	ACCEPTANCE BY COLLATERAL AGENT

Collateral Agent accepts its duties and obligations under this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

29.	AGREEMENT FOR BENEFIT OF PARTIES HERETO

Nothing in this Deed of Trust, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and the other Secured Parties bound hereby and their respective successors and assigns, any right, remedy or claim under or by reason of this Deed of Trust or any covenant, condition or stipulation hereof and the covenants, stipulations and agreements contained in this Deed of Trust are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

30.	FINAL AGREEMENT OF THE PARTIES

THIS DEED OF TRUST REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE LIEN OF THIS DEED OF TRUST AS SECURITY FOR THE OBLIGATIONS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE MATTERS COVERED BY THIS DEED OF TRUST.

This Deed of Trust has been duly executed by Grantor as of the date first above written and is intended to be effective as of such date.

ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company (formerly TXU Electric Delivery Company, formerly Oncor Electric Delivery Company)

By:	/s/ John M. Casey
John M. Casey, Treasurer

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me this 13th day of May, 2008, by John M. Casey, Treasurer of ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas

[Signature Page –

Deed of Trust, Security Agreement and Fixture Filing]

Exhibit A

(To be provided)

A-1